Exhibit 4.1
SPECIMEN UNIT CERTIFICATE

NUMBER	UNITS
U-___________

SEE REVERSE FOR CERTAIN DEFINITIONS
L&L ACQUISITION CORP.
CUSIP [__________]
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
TO PURCHASE ONE SHARE OF COMMON STOCK
THIS CERTIFIES THAT

is the owner of	Units.
Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of L&L ACQUISITION CORP., a Delaware corporation (the “Company”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) thirty (30) days after the Company’s completion of a business combination through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business combination (each a “Business Combination”) or (ii) [     ], 2011 [INSERT DATE THAT IS TWELVE MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING], and will expire unless exercised before 5 p.m. New York City time on the date which is five (5) years from the date of the Company’s consummation of its initial Business Combination, or earlier upon redemption by the Company at the office or agency of Continental Stock Transfer & Trust Company acting as Trustee (the “Expiration Date”).
The Common Stock and Warrant comprising each Unit represented by this certificate are not separately transferable prior to the fifth (5th) day following the date of the earlier to occur of: (i) the expiration of the underwriters’ over-allotment option, (ii) its exercise in full, or (iii) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, provided, however, in no event will the Common Stock and Warrant begin to trade separately until the Company files a Current Report on Form 8-K containing an audited balance sheet reflecting its receipt of the gross proceeds of its initial public offering and issues a press release announcing when such separate trading will begin.
The terms of the Warrants are governed by a Warrant Agreement, dated as of [          ], 2010, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York, 10004, and are available to any Warrant holder on written request and without cost.
This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

L&L ACQUISITION CORP.

COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By
(SIGNATURE)
CHIEF EXECUTIVE OFFICER
(SEAL)
(SIGNATURE)
SECRETARY
[REVERSE OF CERTIFICATE]
L&L ACQUISITION CORP.
The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units, including, as applicable, the Certificate of Incorporation and all amendments thereto, the Warrant Agreement and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder(s) of this certificate by acceptance hereof assents.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT— ______________Custodian ________________
(Cust)	(Minor)
under Uniform Gifts to Minors Act ________________________
(State)
Additional abbreviations may also be used though not in the above list.
For value received ___________________________ , hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF

ASSIGNEE(S))

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.
Dated:
Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).